UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2007

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa		90405
Monica, CA		(Zip Code)
(Address of Principal Executive
Offices)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Activision, Inc. (the “Company”) held on June 13, 2007, the Compensation Committee established fiscal 2008 annual performance-based award opportunities for Robert A. Kotick, the Company’s Chairman and Chief Executive Officer, and Brian G. Kelly, the Company’s Co-Chairman, under the Activision Fiscal Year 2008 Executive Management Bonus Plan, and for Michael J. Griffith, President and Chief Executive Officer of Activision Publishing, Inc., under the Activision Fiscal Year 2008 Management Incentive Plan.  The award opportunities are subject to the achievement of specified corporate performance and individual performance goals.  The target bonus opportunity for each of Messrs. Kotick and Kelly was established at $1,753,840; certain targets for these individuals are not capped, so there are no maximum bonus opportunities with respect to their bonus plans.  The target bonus opportunity for Mr. Griffith was established at $755,700, with a maximum bonus opportunity of $1,133,550.  Payments, if any, will be made after the determination of the amount of the awards, which will occur after the end of the Company’s 2008 fiscal year (i.e., March 31, 2008).

The bonus for each of Messrs. Kotick and Kelly is 50% dependent on the achievement of target earnings per share; 15% dependent on capital optimization, including the achievement of strategic acquisitions, the acquisition of new intellectual property and the location of developmental growth opportunities on favorable terms; 15% dependent on the achievement of certain corporate governance and business franchise goals, including the identification of an individual to become a new member of the Board (within the criteria established by the Nominating/Corporate Governance Committee of the Board), along with the Board’s election of such individual and such individual’s agreement to serve on the Board, and advancements in Board processes, business strategies and the Company’s reputation; and 20% dependent on the achievement of target operating income for the RedOctane publishing unit, the European publishing unit and a combination of specified portfolio product lines and operating margin expansion.

Mr. Griffith’s bonus is completely dependent on the achievement of various operating income targets, including Company operating income and operating income for the RedOctane publishing unit, the European publishing unit and a combination of specified portfolio product lines.  The portion of Mr. Griffith’s bonus attributable to the achievement of goals other than target Company operating income may be increased by up to 1.5 times based on the amount, if any, by which actual Company operating income exceeds the target Company operating income.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2007	ACTIVISION, INC.

	By:	/s/ Thomas Tippl
Thomas Tippl
Chief Financial Officer of Activision
Publishing, Inc.
(Principal Financial and Accounting
Officer of Activision, Inc.)